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Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the (a) Registration Statement (Form S-8 No. 333-96569) pertaining to the SBS Broadcasting SA 1992 Share Incentive Plan, SBS Broadcasting SA 1994 Share Incentive Plan, and Harry Sloan 1992 Stock Option Grant; (b) Registration Statement (Form F-3 No. 333-13872), as amended, pertaining to the registration of common stock; (c) Registration Statement (Form S-8 No. 333-8658) pertaining to the SBS Broadcasting SA 1992 Share Incentive Plan, SBS Broadcasting SA 1994 Share Incentive Plan, SBS Broadcasting SA Long-Term Employees' Stock Ownership Plan, SBS Broadcasting SA 1997 Senior Management Incentive Compensation Plan and SBS Broadcasting SA Stock Option Exchange Plan; and (d) Registration Statement (Form S-8 No. 333-115616) pertaining to the SBS Broadcasting SA 2004 Share Incentive Plan, of our report dated February 25, 2005, with respect to the consolidated financial statements of SBS Broadcasting S.A. included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

/s/ ERNST & YOUNG ACCOUNTANTS

Amsterdam, The Netherlands
June 28, 2005

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  Exhibit 15.1